UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

KURA ONCOLOGY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37620	61-1547851
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Science Park Road, Suite 220, San Diego, CA		92121
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 500-8800

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.02 Termination of a Material Definitive Agreement

On July 2, 2018, Kura Oncology, Inc. (the “Company”) gave notice to terminate the Amended and Restated Sales Agreement that the Company entered into with Cowen and Company, LLC on March 12, 2018 (the “Sales Agreement”). Termination of the Sales Agreement will be effective July 12, 2018.  Under the Sales Agreement, the Company was permitted to offer and sell, from time to time at its sole discretion, shares of its common stock, par value $0.0001 per share (“Common Stock”), having an aggregate offering price of up to $160,000,000 through Cowen as its sales agent by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended.  During the term of the Sales Agreement, the Company sold shares of its Common Stock thereunder for total gross proceeds of approximately $59.3 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KURA ONCOLOGY, INC.

Date: July 2, 2018	By:	/s/ Annette North
Annette North
Senior Vice President and General Counsel